EXHIBIT 99.1
Complete Production Services Reports
Third Quarter Earnings Per Share of $0.55
HOUSTON, November 1, 2006 (BUSINESS WIRE) — Complete Production Services, Inc. (NYSE: CPX) today reported record revenue, net income and earnings per diluted share from continuing operations for the quarter ended September 30, 2006. Revenue for the quarter increased 72% to $322.0 million compared to $187.1 million in the third quarter of 2005. Net income from continuing operations for the quarter was $39.7 million, or $0.55 per diluted share, up 128% and 62%, respectively, compared to quarter three of 2005.
Operating income for the quarter increased to $72.2 million, representing an operating profit margin of 22.4%. This compares to $28.7 million and 15.4% in the prior year. This growth and improved performance was spread across all business segments, with every segment delivering higher revenues and operating income on both a year over year and sequential quarter basis.
For the first nine months of 2006, revenue from continuing operations was $848.9 million, up 70% over the prior year, while net income from continuing operations was $93.2 million, up 158% compared to the prior year. Year-to-date earnings per diluted share from continuing operations was $1.40 per share versus $0.74 per share for the same period in 2005. Subsequent to quarter end, the Company sold its manufacturing, fabrication and unrelated production enhancement business in Canada which is being treated as discontinued operations effective September 30, 2006. All applicable periods shown in this release have been adjusted to reflect this treatment of the discontinued operation.
The increase in revenue and profits is the result of the successful execution of the organic growth initiatives implemented starting in late 2005, a robust market, improved operating efficiencies and higher pricing in most of our service offerings, as well as an active acquisition program. During the first nine months of 2006, we invested in excess of $160 million in growth capital which has been deployed in the major basins where Complete operates. “The benefits of our investment in growth capital is evident in our operating results for the third quarter,” commented Joe Winkler, President and Chief Executive Officer of Complete. “Almost three-fourths of our 72% revenue growth in the quarter was from organic initiatives, our operating profit increased more than two and one-half times and operating income margins improved to 22.4%.”
Earnings before interest, taxes, depreciation and amortization (EBITDA, as defined below) totaled $93.2 million for the current quarter, up 144% compared to the third quarter of 2005. As a percent of revenue, EBITDA was 29% in the current quarter, 20% in the third quarter of 2005, and 26% in the second quarter of 2006. EBITDA increased in each of our operating segments on a year-over-year basis and a sequential basis. “The outlook for the remainder of 2006 is solid and we expect market conditions to permit us to finish the year strong. Although there may be some concern over the supply of and price of natural gas in North America, we believe the underlying fundamentals are sound. Our strategy of being well positioned in the resource plays will allow us to continue to execute our strategic plans and to earn the benefits of our investments in growth capital and acquisitions,” added Mr. Winkler.
Complete Production Services, Inc. provides completion, production and drilling services and products to the oil and gas industry in many of the most active basins throughout North America. We will hold our quarterly conference call to discuss second quarter 2006 results on Wednesday, November 1, 2006 at 11:00 a.m. Central Time. To participate in the live conference call, dial 866-356-4281 at least ten minutes prior to the scheduled start of the call. When prompted, provide the passcode: 24861675. The conference call will be available for replay beginning at 2:00 p.m., November 1, 2006, and will be available until November 8, 2006. To access the conference call replay, please call 888-286-8010 and use the passcode: 95539038. The call is also being webcast and can be accessed at our website at www.completeproduction.com.
The foregoing contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are those that do not state historical facts and are, therefore, inherently subject to risk and uncertainties. The forward-looking statements included herein are based on current expectations and entail various risks and uncertainties that could cause actual results to differ materially from those forward-looking statements. Such risks and uncertainties include, among other things, risks associated with the general nature of the oilfield service industry. The company undertakes no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this press release.
Management evaluates the performance of our operating segments using a non-GAAP financial measure, EBITDA. EBITDA is calculated as net income from continuing operations before net interest expense, taxes, depreciation and amortization and minority interest. EBITDA is not a substitute for GAAP measures of earnings and cash flow. EBITDA is used in this press release because our management considers it an important supplemental measure of performance and believes it is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry.
For more information, please contact:
Mike Mayer
Senior Vice President and Chief Financial Officer
281-372-2311
mmayer@completeproduction.com

Complete Production Services, Inc.
Consolidated Statements of Operations
For the Quarters and Nine Months Ended September 30, 2006 and 2005
(in thousands, except per share data)

	Quarter Ended		Nine Months Ended
	September 30,		September 30,
	2006	2005	2006	2005
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Revenue:
Services	$287,991	$166,555	$757,530	$440,170
Products	34,043	20,594	91,386	58,455

	322,034	187,149	848,916	498,625

Cost of services	160,695	104,659	435,529	271,769
Cost of products	25,213	14,696	67,038	42,376
General and administrative expense	42,887	26,784	115,085	73,511
Depreciation and amortization	21,005	12,282	53,611	32,673

	249,800	158,421	671,263	420,329

Operating income	72,234	28,728	177,653	78,296

Interest expense	9,142	5,968	29,312	15,616
Interest income	(256)	—	(1,278)	—
Write-off of deferred financing costs	—	2,844	—	2,844

Income from continuing operations before minority interest and taxes	63,348	19,916	149,619	59,836

Minority interest, net of tax	(121)	(6,186)	23	380

Income from continuing operations before taxes	63,469	26,102	149,596	59,456

Tax provision	23,800	8,714	56,411	23,408

Income from continuing operations	39,669	17,388	93,185	36,048

Income from discontinued operations (net of tax)	570	393	2,321	1,864

Net income	$40,239	$17,781	$95,506	$37,912

Basic earnings per share:
Continuing Operations	$0.57	$0.38	$1.45	$0.83
Discontinued Operations	$0.01	$0.01	$0.04	$0.04

	$0.58	$0.39	$1.49	$0.87

Diluted earnings per share:
Continuing Operations	$0.55	$0.34	$1.40	$0.74
Discontinued Operations	$0.01	$0.01	$0.03	$0.04

	$0.56	$0.35	$1.43	$0.78

Weighted average shares outstanding:
Basic	69,816	45,961	64,216	43,651
Diluted	71,738	50,896	66,587	48,397

Complete Production Services, Inc.
Condensed Consolidated Balance Sheets
As of September 30, 2006 and December 31, 2005
(in thousands)

	September 30,	December 31,
	2006	2005
	(unaudited)	(unaudited)
Assets:
Current assets	$318,256	$228,818
Property, plant and equipment, net	641,880	383,707
Goodwill	387,092	295,195
Other long-term assets	9,524	6,558
Discontinued operations	25,479	23,375

Total assets	1,382,231	937,653

Liabilities and Stockholders’ Equity:
Current liabilities	139,880	114,753
Long-term debt	502,380	509,981
Long-term deferred tax liabilities	62,947	54,084
Minority interest	2,507	2,365
Discontinued operations	5,191	5,709

Total liabilities and minority interest	712,905	686,892

Common stock	698	555
Treasury stock	(202)	(202)
Additional paid-in capital	536,518	220,786
Deferred compensation	—	(3,803)
Retained earnings	112,391	16,885
Cumulative translation adjustment	19,921	16,540

Total stockholders’ equity	669,326	250,761

Total liabilities and stockholders’ equity	$1,382,231	$937,653

Cash Flow Data
For the Nine Months Ended September 30, 2006
(in thousands)

September 30,
2006
(unaudited)
Cash flows provide by/(used for):
Operating activities	$107,812
Investing activities:
Capital expenditures	$(215,204)
Other investing activities	$(165,323)
Financing activities	$271,609

Complete Production Services, Inc.
Consolidated Segment Information
For the Quarters Ended September 30, 2006 and 2005 and June 30, 2006
and Nine Months Ended September 30, 2006 and 2005
(in thousands)

	Quarter Ended
	September 30,	September 30,	June 30,
	2006	2005	2006
	(unaudited)	(unaudited)	(unaudited)
Revenue:
Completion and production services	$230,093	$132,895	$183,270
Drilling services	57,898	33,660	51,150
Products	34,043	20,594	30,116

Total revenues	$322,034	$187,149	$264,536

EBITDA: (1)
Completion and production services	$73,003	$29,711	$49,291
Drilling services	21,110	10,980	18,236
Products	4,677	2,945	3,988
Corporate and other	(5,551)	(5,470)	(3,996)

Total EBITDA	$93,239	$38,166	$67,519

EBITDA as a % of Revenue:
Completion and production services	31.7%	22.4%	26.9%
Drilling services	36.5%	32.6%	35.7%
Products	13.7%	14.3%	13.2%
Total	29.0%	20.4%	25.5%

	Nine Months Ended September 30,
	2006	2005
	(unaudited)	(unaudited)
Revenue:
Completion and production services	$604,452	$351,154
Drilling services	153,078	89,016
Products	91,386	58,455

Total revenues	$848,916	$498,625

EBITDA: (1)
Completion and production services	$176,904	$79,558
Drilling services	55,367	27,499
Products	12,471	8,471
Corporate and other	(13,478)	(7,403)

Total EBITDA	$231,264	$108,125

EBITDA as a % of Revenue:
Completion and production services	29.3%	22.7%
Drilling services	36.2%	30.9%
Products	13.6%	14.5%
Total	27.2%	21.7%

(1)	EBITDA is a non-GAAP measure used by management, as defined in the last paragraph of this press release.
Footnote: The results for all periods exclude discontinued operations.

Complete Production Services, Inc.
Reconciliation of EBITDA to the most Comparable GAAP Measure
For the Quarters Ended September 30, 2006 and 2005 and June 30, 2006
and the Nine Months Ended September 30, 2006 and 2005
(unaudited, in thousands)

	Completion
	& Production	Drilling		Corporate &
	Services	Services	Products	Other	Total
Quarter Ended September 30, 2006:
EBITDA	$73,003	$21,110	$4,677	$(5,551)	$93,239
Depreciation & amortization	16,895	2,858	574	678	21,005

Operating Income (loss)	$56,108	$18,252	$4,103	$(6,229)	$72,234

Quarter Ended September 30, 2005:
EBITDA	$29,711	$10,980	$2,945	$(5,470)	$38,166
Depreciation & amortization	10,350	1,431	417	84	12,282
Write-off of deferred financing costs	—	—	—	(2,844)	(2,844)

Operating Income (loss)	$19,361	$9,549	$2,528	$(2,710)	$28,728

Quarter Ended June 30, 2006:
EBITDA	$49,291	$18,236	$3,988	$(3,996)	$67,519
Depreciation & amortization	14,001	2,284	449	265	16,999

Operating Income (loss)	$35,290	$15,952	$3,539	$(4,261)	$50,520

Nine Months Ended September 30, 2006:
EBITDA	$176,904	$55,367	$12,471	$(13,478)	$231,264
Depreciation & amortization	43,730	7,160	1,406	1,315	53,611

Operating Income (loss)	$133,174	$48,207	$11,065	$(14,793)	$177,653

Nine Months Ended September 30, 2005:
EBITDA	$79,558	$27,499	$8,471	$(7,403)	$108,125
Depreciation & amortization	27,100	3,968	975	630	32,673
Write-off of deferred financing costs	—	—	—	(2,844)	(2,844)

Operating Income (loss)	$52,458	$23,531	$7,496	$(5,189)	$78,296